Consent of Independent Accountants



We hereby consent to the use in this Registration Statement on Form N-1A of our report dated November 19, 1999, relating to the financial statements and financial highlights of Oppenheimer Quest Value Fund, Inc., which appear in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
--------------------------------
PricewaterhouseCoopers LLP

Denver, Colorado
February 7, 2001



225con.01b



Independent Auditors Consent

The Board of Trustees
Oppenheimer Quest Value Fund, Inc.:


We consent to the use in this Registration Statement of Oppenheimer Quest Value Fund, Inc. of our report dated November 21, 2000, included in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement, and Independent Auditors appearing in the Statement of Additional Information.


/s/ KPMG LLP
----------------------
KPMG LLP

Denver, Colorado
February 12, 2001




225con.01b